Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500
For Immediate Release	Page 1 of 6

CenterPoint Energy reports full year 2015 earnings

Net loss of $1.61 per diluted share; Net income of $1.10 per diluted share on a guidance basis

•	Achieved top end of revised guidance range of $1.05 to $1.10

•	Utility operations delivered $0.79 EPS and midstream investments delivered $0.31 EPS on a guidance basis

•	Company reiterates 2016 full year guidance of $1.12—$1.20 with $0.88—$0.92 from utility operations and $0.24—$0.28 from midstream investments

Houston, TX – Feb. 26, 2016—CenterPoint Energy, Inc. (NYSE: CNP) reports fourth quarter and full year 2015 earnings. Scott M. Prochazka, president and chief executive officer said, “We are pleased to report earnings at the high end of our guidance range. Utility operations contributed increased revenues from timely cost recovery and strong customer growth, while midstream investments finished the year within the initial guidance range provided. We expect continued strong financial performance from utility operations in 2016, which is incorporated in our guidance.”

“We have a great team of employees who are committed to our strategy of operating our systems safely, serving our customers effectively and efficiently, and growing our business to produce long-term shareholder value,” added Prochazka.

CenterPoint Energy, Inc. today reported a net loss of $509 million, or a loss of $1.18 per diluted share, for the fourth quarter of 2015. This loss included pre-tax, non-cash impairment charges in this quarter totaling $984 million from midstream investments.

Excluding the impairment charges, fourth quarter net income would have been $111 million, or $0.26 per diluted share, compared to $176 million or $0.41 per diluted share for the same period in 2014.

For the year ended Dec. 31, 2015, net loss was $692 million, or a loss of $1.61 per diluted share. This loss included pre-tax, non-cash impairment charges taken during 2015 totaling $1,846 million, related to midstream investments. Excluding the impairment charges, net income would have been $465 million, or $1.08 per diluted share compared with net income of $611 million, or $1.42 per diluted share for the previous year.

On a guidance basis, full-year 2015 earnings would have been $1.10 per diluted share, consisting of $0.79 from utility operations and $0.31 from midstream investments.

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Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $109 million for the fourth quarter of 2015, consisting of $84 million from the regulated electric transmission & distribution utility operations (TDU) and $25 million related to securitization bonds. Operating income for the fourth quarter of 2014 was $113 million, consisting of $85 million from the TDU and $28 million related to securitization bonds.

Operating income for the year ended Dec. 31, 2015, was $607 million, consisting of $502 million from the TDU and $105 million related to securitization bonds. Operating income for the same period of 2014 was $595 million, consisting of $477 million from the TDU and $118 million related to securitization bonds.

Full year 2015 operating income for the TDU benefited from higher transmission and distribution related revenues, revenue increases associated with the addition of nearly 50,000 metered customers, as well as higher usage due to a return to more normal weather. These increases were partially offset by lower equity return related to true-up proceeds, lower energy efficiency bonus, including the absence of a one-time energy efficiency remand bonus received in 2014, higher depreciation and lower right of way revenues.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $97 million for the fourth quarter of 2015, compared with $103 million for the same period of 2014.

Operating income for the year ended Dec. 31, 2015, was $273 million compared with $287 million in 2014.

Full year 2015 operating income for natural gas distribution decreased as a result of lower usage from a return to more normal weather and higher depreciation and amortization. This decrease was partially offset by revenue from rate increases associated with capital investment and revenue from customer growth of approximately 30,000 new customers.

Energy Services

The energy services segment reported operating income of $13 million for the fourth quarter of 2015, which included a mark-to-market accounting gain of $1 million, compared with $9 million for the same period of 2014, which included a mark-to-market accounting gain of $6 million. Excluding mark-to-market gains, operating income increased $9 million versus 2014.

Operating income for the year ended Dec. 31, 2015, was $42 million, which included a mark-to-market gain of $4 million, compared with $52 million in 2014, which included a mark-to-market gain of $29 million. Excluding mark-to-market gains, the $15 million increase in 2015 was primarily due to operations and maintenance expense reductions, a lower inventory write down and improved margins.

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Midstream Investments

The midstream investments segment reported an equity loss of $934 million for the fourth quarter of 2015, which includes the impairment charges noted above. The impairments noted above were partially offset by earnings of $50 million for the fourth quarter of 2015. Earnings were $67 million for the same period of 2014.

For the year ended Dec. 31, 2015, the segment reported an equity loss of $1,633 million, which includes the impairment charges noted above. The impairments noted above were partially offset by full-year earnings of $213 million. Earnings were $308 million for the full year of 2014.

Earnings Outlook

On a consolidated basis, CenterPoint Energy expects earnings on a guidance basis for 2016 in the range of $1.12—$1.20 per diluted share. This guidance includes anticipated utility operations earnings of $0.88—$0.92 per diluted share and midstream investment earnings of $0.24—$0.28 per diluted share.

CenterPoint Energy is targeting 4-6 percent earnings per share annual growth through 2018 on a guidance basis, inclusive of midstream investments.

The utility operations guidance range considers performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities.

In providing this guidance, the company does not include other potential impacts, such as changes in accounting standards or unusual items, earnings from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy service business.

In providing guidance for midstream investments, the company assumes a 55.4 percent limited partner ownership interest in Enable Midstream and includes the amortization of our basis differential in Enable Midstream. The company’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2016 dated Feb. 17, 2016, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable Midstream’s unusual items.

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CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2015 annual earnings guidance

	Quarter Ended December 31, 2015		Twelve Months Ended December 31, 2015
	Net Income (in millions)	EPS	Net Income (in millions)	EPS
Consolidated as reported	$(509)	$(1.18)	$(692)	$(1.61)
Midstream Investments	589	1.37	1,024	2.38

Utility Operations (1)	80	0.19	332	0.77

Loss on impairment of Midstream Investments:
CenterPoint’s impairment of its investment in Enable	613	1.43	769	1.79
CenterPoint’s share of Enable’s impairment of its goodwill and long-lived assets	7	0.01	388	0.90

Total loss on impairment	620	1.44	1,157	2.69

Midstream Investments excluding loss on impairment	$31	$0.07	$133	$0.31

Consolidated excluding loss on impairment	$111	$0.26	$465	$1.08

Timing effects impacting CES(2):
Mark-to-market (gain) losses	—	—	(2)	(0.01)
ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	13	0.03	60	0.14
Indexed debt securities (4)	(8)	(0.02)	(48)	(0.11)

Utility operations earnings on an adjusted guidance basis	$85	$0.20	$342	$0.79

Per the basis used in providing 2015 earnings guidance:
Utility Operations on a guidance basis	$85	$0.20	$342	$0.79
Midstream Investments excluding loss on impairment	31	0.07	133	0.31

2015 Consolidated on guidance basis	$116	$0.27	$475	$1.10

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Quarter ended and Twelve months ended results include Time Warner Inc., Time Warner Cable Inc. and Time Inc. Twelve months ended results also include AOL Inc. prior to the merger with Verizon
(4)	Twelve months ended results include amount associated with Verizon merger with AOL Inc.

Filing of Form 10-K for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the year ended Dec. 31, 2015. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Friday, Feb. 26, 2016, at 10 a.m. Central time or 11 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With approximately 7,500 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted earnings per share growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable, (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (9) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other

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catastrophic events; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (25) acquisition and merger activities involving CenterPoint Energy or its competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for crude oil, natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (29) effective tax rate; (30) the effect of changes in and application of accounting standards and pronouncements; (31) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), CenterPoint Energy also provides guidance based on adjusted diluted earnings per share, and adjusted net income to reflect the impact of the impairments, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. A reconciliation of net income and diluted earnings per share to the basis used in providing 2015 guidance and net income, adjusted for the impairments, is provided in this news release.

Management evaluates financial performance in part based on adjusted diluted earnings per share and believes that presenting this non-GAAP financial measure enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods by excluding items that Management does not believe most accurately reflect its fundamental business performance, which items include the items reflected in the reconciliation table of this news release. This non-GAAP financial measure should be considered as a supplement and complement to, and not as a substitute for, or superior to, the most directly comparable GAAP financial measure and may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Electric Transmission & Distribution	$701	$679	$2,845	$2,845
Natural Gas Distribution	653	900	2,632	3,301
Energy Services	447	815	1,957	3,179
Other Operations	3	4	14	15
Eliminations	(13)	(26)	(62)	(114)

Total	1,791	2,372	7,386	9,226

Expenses:
Natural gas	692	1,296	3,102	4,921
Operation and maintenance	542	528	2,007	1,969
Depreciation and amortization	246	229	970	1,013
Taxes other than income taxes	85	98	374	388

Total	1,565	2,151	6,453	8,291

Operating Income	226	221	933	935

Other Income (Expense) :
Gain (loss) on marketable securities	(21)	90	(93)	163
Gain (loss) on indexed debt securities	12	(57)	74	(86)
Interest and other finance charges	(86)	(92)	(352)	(353)
Interest on transition and system restoration bonds	(25)	(28)	(105)	(118)
Equity in earnings (losses) of unconsolidated affiliates	(934)	67	(1,633)	308
Other—net	10	8	46	36

Total	(1,044)	(12)	(2,063)	(50)

Income (Loss) Before Income Taxes	(818)	209	(1,130)	885
Income Tax Expense (Benefit)	(309)	33	(438)	274

Net Income (Loss)	$(509)	$176	$(692)	$611

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Basic Earnings (Loss) Per Common Share	$(1.18)	$0.41	$(1.61)	$1.42

Diluted Earnings (Loss) Per Common Share	$(1.18)	$0.41	$(1.61)	$1.42

Dividends Declared per Common Share	$0.2475	$0.2375	0.9900	$0.9500
Weighted Average Common Shares Outstanding (000):
- Basic	430,262	429,796	430,180	429,634
- Diluted	430,262	431,830	430,180	431,668
Operating Income (Loss) by Segment
Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$84	$85	$502	$477
Transition and System Restoration Bond Companies	25	28	105	118

Total Electric Transmission & Distribution	109	113	607	595
Natural Gas Distribution	97	103	273	287
Energy Services	13	9	42	52
Other Operations	7	(4)	11	1

Total	$226	$221	$933	$935

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff Fav/(Unfav)	December 31,		% Diff Fav/(Unfav)
	2015	2014		2015	2014
Results of Operations:
Revenues:
Electric transmission and distribution utility	$582	$563	3%	$2,364	$2,279	4%
Transition and system restoration bond companies	119	116	3%	481	566	(15%)

Total	701	679	3%	2,845	2,845	—

Expenses:
Operation and maintenance	356	344	(3%)	1,300	1,251	(4%)
Depreciation and amortization	87	80	(9%)	340	327	(4%)
Taxes other than income taxes	55	54	(2%)	222	224	1%
Transition and system restoration bond companies	94	88	(7%)	376	448	16%

Total	592	566	(5%)	2,238	2,250	1%

Operating Income	$109	$113	(4%)	$607	$595	2%

Operating Income:
Electric transmission and distribution operations	$84	$85	(1%)	$502	$477	5%
Transition and system restoration bond companies	25	28	(11%)	105	118	(11%)

Total Segment Operating Income	$109	$113	(4%)	$607	$595	2%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	5,711,032	5,497,638	4%	28,995,001	27,497,882	5%
Total	18,812,439	18,710,321	1%	84,190,647	81,839,060	3%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	118%	86%	32%	101%	91%	10%
Heating degree days	61%	99%	(38%)	102%	123%	(21%)
Number of metered customers—end of period:
Residential	2,079,899	2,033,027	2%	2,079,899	2,033,027	2%
Total	2,348,517	2,299,247	2%	2,348,517	2,299,247	2%

	Natural Gas Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff Fav/(Unfav)	December 31,		% Diff Fav/(Unfav)
	2015	2014		2015	2014
Results of Operations:
Revenues	$653	$900	(27%)	$2,632	$3,301	(20%)
Natural gas	283	529	47%	1,297	1,961	34%

Gross Margin	370	371	—	1,335	1,340	—

Expenses:
Operation and maintenance	187	176	(6%)	697	700	—
Depreciation and amortization	57	52	(10%)	222	201	(10%)
Taxes other than income taxes	29	40	28%	143	152	6%

Total	273	268	(2%)	1,062	1,053	(1%)

Operating Income (Loss)	$97	$103	(6%)	$273	$287	(5%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	43	57	(25%)	171	197	(13%)
Commercial and Industrial	66	71	(7%)	262	270	(3%)

Total Throughput	109	128	(15%)	433	467	(7%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	73%	107%	(34%)	95%	120%	(25%)
Number of customers—end of period:
Residential	3,149,845	3,124,542	1%	3,149,845	3,124,542	1%
Commercial and Industrial	253,921	249,272	2%	253,921	249,272	2%

Total	3,403,766	3,373,814	1%	3,403,766	3,373,814	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Year Ended
	December 31,		% Diff Fav/(Unfav)	December 31,		% Diff Fav/(Unfav)
	2015	2014		2015	2014
Results of Operations:
Revenues	$447	$815	(45%)	$1,957	$3,179	(38%)
Natural gas	422	793	47%	1,867	3,073	39%

Gross Margin	25	22	14%	90	106	(15%)

Expenses:
Operation and maintenance	10	11	9%	42	47	11%
Depreciation and amortization	2	1	(100%)	5	5	—
Taxes other than income taxes	—	1	100%	1	2	50%

Total	12	13	8%	48	54	11%

Operating Income	$13	$9	44%	$42	$52	(19%)

Mark-to-market gain	$1	$6	(83%)	$4	$29	(86%)

Energy Services Operating Data:
Throughput data in BCF	159	168	(5%)	618	631	(2%)

Number of customers—end of period	18,099	17,964	1%	18,099	17,964	1%

	Other Operations
	Quarter Ended			Year Ended
	December 31,		% Diff Fav/(Unfav)	December 31,		% Diff Fav/(Unfav)
	2015	2014		2015	2014
Results of Operations:
Revenues	$3	$4	(25%)	$14	$15	(7%)
Expenses	(4)	8	150%	3	14	79%

Operating Income (Loss)	$7	$(4)	275%	$11	$1	1,000%

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Capital Expenditures by Segment
Electric Transmission & Distribution	$269	$245	$934	$818
Natural Gas Distribution	185	147	601	525
Energy Services	1	1	5	3
Other Operations	6	22	35	56

Total	$461	$415	$1,575	$1,402

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6	$25	$25
Capitalization of Interest Cost	(3)	(3)	(10)	(11)
Transition and System Restoration Bond Interest Expense	25	28	105	118
Other Interest Expense	83	89	337	339

Total Interest Expense	$111	$120	$457	$471

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$264	$298
Other current assets	2,425	2,970

Total current assets	2,689	3,268

Property, Plant and Equipment, net	11,537	10,502

Other Assets:
Goodwill	840	840
Regulatory assets	3,129	3,527
Investment in unconsolidated affiliates	2,594	4,521
Other non-current assets	545	542

Total other assets	7,108	9,430

Total Assets	$21,334	$23,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$40	$53
Current portion of transition and system restoration bonds long-term debt	391	372
Indexed debt	154	152
Current portion of other long-term debt	328	271
Other current liabilities	1,554	1,944

Total current liabilities	2,467	2,792

Other Liabilities:
Accumulated deferred income taxes, net	5,047	5,440
Regulatory liabilities	1,276	1,206
Other non-current liabilities	1,182	1,205

Total other liabilities	7,505	7,851

Long-term Debt:
Transition and system restoration bonds	2,283	2,674
Other	5,618	5,335

Total long-term debt	7,901	8,009

Shareholders’ Equity	3,461	4,548

Total Liabilities and Shareholders’ Equity	$21,334	$23,200

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Year Ended December 31,
	2015	2014
Cash Flows from Operating Activities:
Net income (loss)	$(692)	$611
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	997	1,041
Deferred income taxes	(413)	280
Write-down of natural gas inventory	4	8
Equity in earnings (losses) of unconsolidated affiliates, net of distributions	1,779	(2)
Changes in net regulatory assets	63	22
Changes in other assets and liabilities	105	(576)
Other, net	22	13

Net Cash Provided by Operating Activities	1,865	1,397
Net Cash Used in Investing Activities	(1,387)	(1,384)
Net Cash Provided by (Used in) Financing Activities	(512)	77

Net Increase (Decrease) in Cash and Cash Equivalents	(34)	90
Cash and Cash Equivalents at Beginning of Period	298	208

Cash and Cash Equivalents at End of Period	$264	$298

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.